Exhibit 4.3

NUMBER U-__________		UNITS
SEE REVERSE FOR CERTAIN DEFINITIONS	METEN EDTECHX EDUCATION GROUP LTD.

CUSIP G6055H 122

UNITS CONSISTING OF ONE ORDINARY SHARE AND ONE WARRANT

THIS CERTIFIES THAT, for value received, ___________________________________________________________________________________

is the owner of a unit or units (“Units”) of Meten EdetchX Education Group Ltd., a Cayman Islands exempted company (the “Company”). Each Unit consists of one (1) ordinary share, par value $0.0001 per share (“Ordinary Shares”), of the Company and one warrant (“Warrant”). Each Warrant entitles the holder to purchase one Ordinary Share for $11.50 per share (subject to adjustment), expiring at 5:00 p.m., New York City time, on ________________, 20251, or earlier upon redemption. The Ordinary Share(s) and Warrant(s) comprising the Unit(s) represented by this certificate are transferrable separately at the option of the holder upon notice to Continental Stock Transfer& Trust Company, the Transfer Agent and Registrar of the Company. The terms of the Warrants underlying the Units are governed by an Amended and Restated Warrant Agreement, dated as of ______ ___, 2020, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 1 State Street, 30th Floor, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By

Chairman	Secretary

1 NTD: 5 years after consummation of the business combination

Meten EdtechX Education Group Ltd.

The Company will furnish without charge to each unitholder who so requests, (i) a statement of the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. and (ii) a copy of the Amended and Restated Warrant Agreement which governs the form, terms, and provisions of the warrants.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - _____ Custodian ______
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship	under Uniform Gifts to Minors
	and not as tenants in common	Act ______________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign, and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).